MCF CORPORATION ANNOUNCES RESULTS OF
ANNUAL STOCKHOLDERS’ MEETING

San Francisco - May 8, 2006 - MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, MCF Asset Management, LLC and MCF Wealth Management, LLC, today held its 2006 annual stockholders' meeting at its San Francisco headquarters.

At the meeting, stockholders voted to approve the following proposals:

•	The election of nine Directors to serve until the 2007 annual meeting of stockholders;
•	An amendment to the Amended Certificate of Incorporation to effect a reverse stock split at a ratio of 1-for-7, which could be implemented over the next two years;
•	The addition of shares of common stock to the 2003 MCF Corporation Stock Option and Incentive Plan; and
•	The creation of the 2006 MCF Corporation Directors’ Stock Option and Incentive Plan.

No other business was presented nor transacted at the annual meeting. The Company's 2005 Annual Report on Form 10-K is available electronically on the company’s investor relations Web site at http://www.mcfco.com/investor_relations/, as well as through the Securities and Exchange Commission's Web site at www.sec.gov/edgar.shtml.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K filed on February 16, 2006. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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Contact at the Company:

Christopher Aguilar
General Counsel
(415) 248-5634
ags@mcfco.com